      As filed with the Securities and Exchange Commission on May ___, 2001

                                                       Registration No. 33-52557
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                        PHILADELPHIA SUBURBAN CORPORATION
               (Exact name of issuer as specified in its charter)

         Pennsylvania                                   23-1702594
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
                    (Address of principal executive offices)

                              Amended and Restated
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                  ROY H. STAHL
                        PHILADELPHIA SUBURBAN CORPORATION
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             762 W. Lancaster Avenue
                               Bryn Mawr, PA 19010
                     (Name and address of agent for service)

                                 (610) 527-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               STEPHEN A. JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                  Number of Shares        Proposed Maximum             Proposed Maximum
    Title of Securities           to be Registered      Offering Price Per Share      Aggregate Offering          Amount of
     to be registered                 (1) (3)                   (2)                       Price (2)          Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value          599,169                  $18.17                     $5,451,000               $1,880
----------------------------------------------------------------------------------------------------------------------------------

(1) This Post-Effective Amendment No. 1 to Form S-8 Registration Statement ("Amendment No. 1") covers shares of Common Stock of Philadelphia Suburban Corporation, par value $0.50 ("Common Stock"), which may be offered or sold pursuant to the Amended and Restated 2001 Employee Stock Purchase Plan (the "2001 Plan"). The 2001 Plan amends and restates the 1994 Employee Stock Purchase Plan (the "1994 Plan"). On March 8, 1994, the Company filed a Registration Statement on Form S-8 registering 300,000 shares of Common Stock for issuance under the 1994 Plan. Pursuant to Rule 416(b), Telephone Interpretation B.75 (Rule 416) ("Interpretation B.75") of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, July 1997, as amended, Interpretation G.89 (S-8) and General Instruction E of Form S-8, this Amendment No. 1 registers shares available for purchase under the 2001 Plan. As a result of the application of the 3-for-2 stock split in 1996, the 4-for-3 stock split in 1997 and the 5-for-4 stock split in 2000 to the 300,000 shares of Common Stock originally registered under the 1994 S-8, and off-set by sales of stock under the 1994 Plan, 599,169 shares of Common Stock are available for purchase. Therefore, this Amendment No. 1 registers 599,169 shares of Common Stock under the 2001 Plan.

(2) In accordance with Interpretation B.75 and Interpretation G.89, the fee table reflects the original fee calculation of the 1994 S-8, calculated in accordance with Rule 457, then applicable, and no additional fee need be, or has been, paid.

(3) In accordance with Rule 416(a), as amended, this post-effective amendment to the 1994 S-8 also registers an undetermined number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Article IV of the 2001 Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents, filed by Philadelphia Suburban Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement on Form S-8 and are made a part hereof:

           (a) The Registration Statement on Form S-8 filed by the Company on March 8, 1994, pertaining to the Company's 1994 Employee Stock Purchase Plan (File No. 33-52557).

           (b) The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K").

           (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

           (d) All documents to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment by the Company indicating that all securities offered have been sold or which deregisters all securities then remaining unsold.


Item 8.    Exhibits.

           The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                    Exhibit Description
-------

 5.1       Opinion of Morgan, Lewis & Bockius LLP

23.1       Consent of PricewaterhouseCoopers LLP

23.2       Consent of KPMG LLP

23.3       Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1)

24.1 Powers of Attorney (included as part of the signature page of this Registration Statement)

99.1       Amended and Restated 2001 Employee Stock Purchase Plan.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on May 25, 2001.

                         PHILADELPHIA SUBURBAN CORPORATION


                         By: /s/ Nicholas DeBenedictis
                            ----------------------------------------------------
                            Nicholas DeBenedictis
                            President and Chairman (principal executive officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas DeBenedictis and David P. Smeltzer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                              Date
               ---------                                    -----                              ----
/s/ Nicholas DeBenedictis                     President and Chairman (principal            May 25       , 2001
------------------------------------          executive officer)                      ------------------
Nicholas DeBenedictis


/s/ David P. Smeltzer                         Senior Vice President - Finance              May 25       , 2001
------------------------------------          and Chief Financial Officer             ------------------
David P. Smeltzer


/s/ Mary C. Carroll                           Director                                      May 25      , 2001
------------------------------------                                                  ------------------
Mary C. Carroll

                                              Director                                                  , 2001
------------------------------------                                                  ------------------
G. Fred DiBona, Jr.


/s/ Richard H. Glanton                        Director                                       May 25     , 2001
------------------------------------                                                  ------------------
Richard H. Glanton

                                              Director                                                  , 2001
------------------------------------                                                  ------------------
Richard J. Heckmann


/s/ Alan R. Hirsig                            Director                                      May 25      , 2001
------------------------------------                                                  ------------------
Alan R. Hirsig


/s/ John E. Menario                           Director                                      May 25      , 2001
------------------------------------                                                  ------------------
John E. Menario

                                              Director                                                  , 2001
------------------------------------                                                  ------------------
John F. McCaughan


/s/ Andrew D. Seidel                          Director                                       May 25     , 2001
------------------------------------                                                  ------------------
Andrew D. Seidel


/s/ Richard L. Smoot                          Director                                      May 25      , 2001
------------------------------------                                                  ------------------
Richard L. Smoot


                        PHILADELPHIA SUBURBAN CORPORATION

                                INDEX TO EXHIBITS


Exhibit
Number                    Exhibit Description
------

 5.1       Opinion of Morgan, Lewis & Bockius LLP

23.1       Consent of PricewaterhouseCoopers LLP

23.2       Consent of KPMG LLP

23.3       Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1)

24.1 Powers of Attorney (included as part of the signature page of this Registration Statement)

99.1       Amended and Restated 2001 Employee Stock Purchase Plan.